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                                                                   EXHIBIT 23.1

Consent of Independent Auditor

We consent to the incorporation by reference of our reports in the registration statements of the American Crystal Sugar Company on Form S-1 (File No. 33-83868, 333-11693 and 333-32251) and our audits of the financial statements of American Crystal Sugar Company as of August 31, 2000. Such reports are included or incorporated by reference in this Annual Report on Form 10-K.

/s/ EIDE BAILLY LLP
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Eide Bailly LLP
Eden Prairie, Minnesota
November 22, 2000